UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2021

ALSET EHOME INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On December 5, 2021, Alset EHome International Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the sole book-running manager and representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) 18,076,666 shares of common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $0.60 per share of Common Stock and (ii) 31,076,666 pre-funded warrants (the “Pre-funded Warrants”) to purchase 31,076,666 shares of Common Stock, at a price to the public of $0.599 per Pre-funded Warrant,. The Offering is expected to close on December 8, 2021. Mr. Chan Heng Fai, the Chairman of the Company’s Board of Directors and Chief Executive Officer, purchased $4.4 million of shares of Common Stock in the Offering on the same terms as the shares were offered.

The Company granted the Underwriters a 45-day over-allotment option to purchase up to 7,500,000 additional shares of Common Stock. The Company also paid the Underwriters an underwriting discount equal to 7% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1% of the gross proceeds of the Offering.

The Company also agreed, for a period of two hundred and seventy (270) days after the date of the closing of the offering, subject to certain limited exceptions, not to, directly or indirectly, without the prior written consent of the Underwriters, (a) offer, sell, issue or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or cause to be filed any registration statement with the Securities and Exchange Commission (the “SEC:”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

The Pre-funded Warrants were offered and sold to purchasers whose purchase of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The net proceeds to the Company from the Offering was approximately $27.3 million, after deducting underwriting discounts and commissions and the payment of other estimated offering expenses associated with the Offering that are payable by the Company. The Company intends to use the net proceeds of the Offering for the following purposes: (i) to fund possible acquisitions of new companies and additional properties, (ii) to fund the further development of properties, including services and infrastructure; (iii) to develop rental opportunities at properties; (iv) to exercise warrants of our subsidiaries to accomplish the items in (i) – (iii) and (v) for working capital and general corporate purposes.

A registration statement on Form S-1 relating to the Offering (File No. 333-261446) was declared effective by the SEC on December 3, 2021. The Offering was made only by means of a prospectus and a prospectus supplement forming a part of the effective registration statement.

Pre- funded Warrants

The Pre-funded Warrants were issued in registered form under a warrant agent agreement (the “Warrant Agent Agreement”) between the Company and Direct Transfer, LLC as the warrant agent.

The Pre-Funded Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $0.001 per share, at any time that the Pre-funded Warrant is outstanding. There is no expiration date for the Pre-funded Warrants. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of Common Stock issuable upon exercise of the Pre-funded Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. The Pre-funded Warrants may be exercised for cash or, at the holder’s option, may be exercised on a “cashless” basis pursuant to a formula set forth in the terms of the Pre-funded Warrants.

Pre-funded Warrant holders, subject to limited exceptions, cannot exercise their warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%; subject to increase at the option of the holder to 9.99% upon 61 days’ prior written notice) of the Company’s Common Stock outstanding immediately after giving effect to the exercise.

The foregoing summary of the terms of the Underwriting Agreement, the Warrant Agent Agreement and the Pre-funded Warrants are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agent Agreement, and form of the Pre-funded Warrants that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01. Other Events.

On December 5, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated as of December 5, 2021, by and between Alset EHome International Inc. and Aegis Capital Corp., as representative of the underwriters named therein
4.1	Warrant Agent Agreement
4.2	Form of Pre-funded Warrant
99.1	Press Release, dated December 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: December 8, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer